RESTATED BYLAWS OF

ACACIA DIVERSIFIED HOLDINGS, INC.

Article I

1.01 Registered Office and Agent. The registered office of the Corporation shall be located at such place within the State of Texas as may be designated by the Board of Directors. The registered agent at such address shall likewise be designated by the Board of Directors.

1.02 Other Offices. The Corporation may also have offices at such other places, either within or without the State of Texas, as the Board of Directors may, from time to time, determine, or as the business of the Corporation may require.

Article II

Shareholders

2.01 Place and Time of Meeting. All meetings of the shareholders shall be held at such time and place within or without the State of Texas as shall be stated in the notice of the meeting.

2.02 Annual Meeting. Annual meetings of the shareholders, commencing with the year 1986, shall be held on that date and time set by the board of directors, which date and time shall be within four months after the end of the fiscal year, at which they shall elect a Board of Directors and transact such other business as may be properly brought before the meeting. In the absence of any timely Annual Meeting of shareholders as prescribed by the governing documents of the Corporation, any person appointed or elected to serve as a Director of the Corporation shall serve until the election and qualification of his successor.

2.03 Voting List. At least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, with the address of each and the number of voting shares held by each, shall be prepared by the officer or agent having charge of the stock transfer books. The list, for a period of ten (10) days prior to the meeting, shall be kept on file at the registered office of the Corporation, or at such other reasonable and convenient place as the Corporation shall designate, and shall be subject to inspection by any shareholder at any time during usual business hours. The list shall also be produced and kept open at the time and place of the meeting, during the whole time thereof, and shall be subject to the inspection of any shareholder during the whole time of the meeting.

2.04 Special Meeting. Special meetings of the shareholders may be called by the President, the Board of Directors, or the holders of not less than one-tenth (1/10th) of all shares entitled to vote at the meeting. Other than procedural matters, business transacted at any special meeting shall be confined to the purposes stated in the notice of the meeting.

2.05 Notice. Written or printed notice stating the place, day and hour of the meeting, and, in case of special meetings, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than fifty (50) days before the meeting, either personally or by mail, by or at the direction of the President, Secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.

2.06 Quorum. The holders of a majority of the votes representing shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If a quorum is not present or represented at a meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present or represented. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.07 Majority Vote, Withdrawal of Quorum. When a quorum is present at any meeting, the vote of the holders of a majority of the votes representing shares having voting power, present in person or represented by proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough votes represented by shareholders, present in person or by proxy, to leave less than a quorum.

2.08 Method of Voting. Each outstanding share, regardless of class, shall be entitled to the number of votes attached to that share by the relative voting rights and preferences attached thereto, on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Articles of Incorporation. At any meeting of the shareholders, every shareholder having the right to vote may vote either in person or by proxy executed in writing by the shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy. Each proxy shall be revocable unless expressly provided therein to be irrevocable and unless otherwise made irrevocable by law. Upon request by any shareholder, each proxy shall be filed with the Secretary of the Corporation prior to or at the time of the meeting. Voting for directors shall be in accordance with Section 3.06 of these Bylaws. Any vote may be taken viva voce or by show of hands unless someone entitled to vote objects, in which case, written ballots shall be used.

2.09 Record Date, Closing Transfer Books. The Board of Directors may fix, in advance, a record date for the purpose of determining shareholders entitled to notice of or to vote at a meeting of the shareholders, the record date to be not less than ten (10) nor more than fifty (50) days prior to the meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than fifty (50) days prior to such meeting; or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten (10) nor more than fifty (50) days prior to such meeting. In the absence of any action by the Board of Directors, the date upon which the notice of the meeting is mailed shall be the record date.

2.10 Action Without Meeting. Any action required by the Texas Business Organizations Code or other statute to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders may be taken without holding a meeting, providing notice, or taking a vote if shareholders having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent at a meeting in which shareholders entitled to vote on the action and having at least the minimum number of votes that would be necessary to take the action that is the subject of the consent are present and vote, sign a written consent or consents stating the action taken.

With respect to any matter for which the affirmative vote of the holders of a specified portion of the shares entitled to vote is required by the Texas Business Organizations Code, including but not limited to the vote required for approval of any fundamental action by the shareholders, the affirmative vote or the written consent of the holders of not less than the majority of the shares entitled to vote on that matter shall be all that is required for shareholder action on that matter and shall be sufficient in all matters requiring the vote of shareholders of the Corporation in accordance with the Texas Business Organizations Code Section 21.365.

Any such written consent or consents must include the date each shareholder signed the consent and is effective to take the action that is the subject of the consent only if the consent or consents are delivered to the Corporation not later than the 60th day after the date the earliest dated consent is delivered to the Corporation as required by Section 6.203 of the Texas Business Organizations Code. Any such signed consent or a signed copy thereof, shall be placed in the Minute Book of the Corporation.

Article III

Directors

3.01 Management. The business and affairs of the Corporation shall be managed by the Board of Directors who may exercise all such power of the Corporation and do all such lawful acts and things as are not (by statute or by the Articles of Incorporation or by these Bylaws) directed or required to be exercised or done by the shareholders.

3.02 Number, Qualification, Election, Term. The Board of Directors shall consist of that number of Directors elected at each annual meeting of Shareholders, but never less than one nor more than seven. No director or shareholder need be a resident of the State of Texas. The Directors shall be elected at the annual meeting of the shareholders, except as provided in Bylaws 3.03 and 3.05. Each director shall hold office until his or her successor shall be elected and shall qualify.

3.03 Change in Number. The number of directors may be increased or decreased from time to time by amendment to these Bylaws, but no decrease shall have the effect of shortening the term of any incumbent director. Any directorship to be filled by reason of an increase in the number of directors shall be filled by election at an annual meeting or at a special meeting of shareholders called for that purpose.

3.04 Removal. Any one or more of the directors may be removed, either with or without cause, at any time, by the votes of the shareholders representing fifty-one percent (51%) or more of the entire outstanding voting shares at any special meeting called for that purpose or by written consent of shareholders in lieu of a special meeting as provided in Bylaws 2.10.

3.05 Vacancies. Any vacancy occurring in the Board of Directors (by death, resignation, removal or otherwise) may be filled by an affirmative vote of a majority of the remaining directors, though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

3.06 Election of Directors. Directors shall be elected by a plurality of the votes representing all shares entitled to vote at an annual meeting or special meeting of shareholders called for that purpose, whether present in person or by proxy. Cumulative voting shall not be permitted.

3.07 Place of Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the State of Texas.

3.08 First Meetings. The first meeting of each newly elected Board of Directors shall be held without further notice immediately following the first meeting of the shareholders at which they were elected, and at the same place, unless (by unanimous consent of the directors then elected and serving) such time or place shall be changed.

3.09 Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

3.10 Special Meetings. Special meetings of the Board of Directors may be called by the President, and shall be called by the Secretary on the request of one (1) Director. Written notice of special meetings of the board of Directors shall be given to each Director at least three (3) days before the date of the meeting. Neither the business to be transacted nor the purpose of any regular or special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

3.11 Quorum, Majority Vote. At all meetings of the Board of Directors, a majority of the number of directors present, whether one (1) or more shall constitute a quorum for the transaction of business. The act of a quorum shall be the act of the Board of Directors, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these Bylaws.

3.12 Action Without Meeting. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at a meeting of the Board of Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all of the members of the Board of Directors. Such consent shall have the same force and effect as a unanimous vote at a meeting. Any such signed consent, or a signed copy thereof, shall be placed in the Minute Book of the Corporation.

Article IV

Officers

4.01 Number and Qualifications. The officers of the Corporation may consist of a Chairman, a President, one or more Vice Presidents, a Secretary and a Treasurer. Each of these officers shall be elected by the Board of Directors at its first meeting after the first meeting of the shareholders at which they were elected,. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the Board of Directors at any time. Any two or more offices may be held by the same person. No officer or agent need be a shareholder, a director, or a resident of the United States.

4.02 Term, Removal, Vacancies. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights. Any vacancy occurring in the offices of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors.

4.03 Compensation. The compensation of officers and agents shall be fixed from time to time by the Board of Directors.

4.04 President. The President shall be the chief executive officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall have authority to appoint and discharge agents and employees, subject to the approval of the Board of Directors. He shall have authority to make and enter into contracts, to make purchases and sales, and to sign, execute and deliver all contracts, conveyances, deeds, deeds of trust, leases, assignments, mortgages, chattel mortgages, pledges and releases, and all other written instruments of any character appropriate to any other powers or duties of the President, in the name of and binding upon the Corporation.

4.05 Vice President. The Vice Presidents, in the order of their seniority, unless otherwise determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President. They shall perform such other duties and have such other powers as the Board of Directors shall prescribe or as the President may delegate.

4.06 Secretary. The Secretary shall attend all meetings of the Board of Directors and all meetings of the shareholders, and record all of the proceedings of such meetings in a book to be kept for that purpose. In the absence of the Secretary at any meeting, the Assistant Secretary or such other person as may be designated by the President or Chairperson of such meeting shall record all of the proceedings of such meetings in a book to be kept for that purpose. The Secretary, Assistant Secretary, or President shall give or cause to be given notice of all meetings of the shareholders and shall perform such other duties as may be prescribed by the Board of Directors or the President, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the Corporation and affix same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary.

4.07 Assistant Secretary. The Assistant Secretaries, in the order of their seniority unless otherwise determined by the Board of Directors, shall in the absence or disability of the Secretary, perform the duties and have the authority and exercise the powers of the Secretary. They shall perform such other duties and have such other powers as the Board of Directors may prescribe or as the President may delegate.

4.08 Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation, in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation, as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings or when the Board of Directors so requires, an account of all his transactions as Treasurer and of the financial condition of the Corporation.

4.09 Assistant Treasurer. The Assistant Treasurers, in the order of their seniority unless otherwise determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and have the authority and exercise the powers of the Treasurer. They shall perform such other duties and have such other powers as the Board of Directors may prescribe or the President may delegate.

Article V

Certificates for Shares

5.01 Certificates. Certificates, in the form determined by the Board of Directors, shall be delivered, representing all shares to which shareholders are entitled. Such certificates shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the Corporation or a facsimile thereof. Each certificate shall state on its face that the Corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class and the designation of the series, if any, which such certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

5.02 Replacement of Lost or Destroyed Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates therefor issued by the Corporation alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion, as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or give the Corporation a bond in such sum as it may direct, as indemnity against any claim that may be made against the Corporation with respect to the certificates alleged to have been lost or destroyed.

5.03 Transfer of Shares. Shares of stock shall be transferable only on the books of the Corporation by the holders thereof, in person, or by his duly authorized attorney. Upon surrender to the Corporation or its transfer agent of a certificate representing shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, the Corporation or its transfer agent shall issue a new certificate to the person entitled thereto, cancel the old certificates, and record the transaction upon its books.

5.04 Registered Shareholder. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it has express or other notice thereof, except as otherwise provided by law.

Article VI

Notice and Waivers

6.01 Notices. Notices to directors and shareholders shall be in writing and delivered personally or mailed or sent by telegram. If mailed, any such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the person receiving same at his address as it appears on the books of the Corporation, with ordinary postage thereon prepaid.

6.02 Waiver. Whenever any notice is required to be given to any shareholder or director under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof, in writing, signed by the person or persons entitled to receive such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

6.03 Attendance as Waiver. Attendance of a director at a meeting shall constitute a waiver of the notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Article VII

General Provisions

7.01 Dividends. The Board of Directors may declare and the Corporation may pay dividends on its outstanding shares in cash, property or its own shares, pursuant to law and subject to the provisions of its Articles of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining shareholders entitled to receive payment of any dividend, the record date to be not more than fifty (50) days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than fifty (50) days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring the dividend shall be the record date.

7.02 Reserves. The Board of Directors may, by resolution, create a reserve or reserves out of earned surplus for any proper purpose or purposes and may abolish such reserve in same manner.

7.03 Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders and Board of Directors, and shall keep at its registered office or principal place of business, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number and class of the shares held by each.

7.04 Checks and Notes. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers, or such other person or persons, as the Board of Directors may from time to time designate.

7.05 Fiscal Year. The fiscal year of the Corporation shall be Calendar.

7.06 Seal. The corporate seal (of which there may be one (1) or more exemplars) shall be in such form as shall be fixed by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

7.07 Resignations. Any director, officer or agent may resign by giving notice to the President or the Secretary in writing, by facsimile or other electronic transmission thereof, or by telegram. The resignation shall take effect at the time specified therein or immediately if no time is specified therein. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Article VIII

Interested Persons

No contract or other transaction between the Corporation and any other corporation, and no other act of the Corporation, shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the Corporation was pecuniarily or otherwise interested in such contract, transaction or other act, or was a director or an officer of such other corporation. Any director of the Corporation, individually, or any firm or association of which any such director may be a member may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation, provided that the fact that he, individually, or such firm or association is so interested shall be disclosed or shall have been known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of Directors at which such action upon any such contract or transaction shall be taken; and any director of the Corporation who is a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors which shall authorize any such contract or transaction, and may vote thereat to authorize any such contract or transaction, as long as such vote is in accordance with the Texas Business Organizations Code, as amended. Every other director of the Corporation is hereby relieved from any disability which might otherwise prevent him from carrying out transactions with or contracting with the Corporation for the benefit of himself or any firm, corporation, association, trust or organization in which or with which he may be in anywise interested or connected.

Article IX

Indemnification

Permissive Indemnification. The Corporation shall, to the maximum extent permitted by the Texas Business Organizations Code (or any other applicable law, rule or regulation), indemnify and hold harmless each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he, or a person of whom he is the legal representative, is or was a director or officer of the Corporation, was acting at the direction of and on behalf of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

Pursuant to the aforegoing, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for actions specified in accordance with Article 8.102 of the Texas Business Organizations Code as the same exists hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

Mandatory Indemnification. The Corporation shall indemnify an officer or director, former officer or director, or other person acting at the direction of and on behalf of the Corporation against reasonable expenses actually incurred by the person in connection with a proceeding in which the person is a respondent because the person is or was an officer or director or other specified agent of the Corporation (a) if the person is wholly successful, on the merits or otherwise, in the defense of the proceeding; or, (b) a court that determines, in a suit for indemnification, that an officer or director, former officer or director, or other person acting at the direction of and on behalf of the Corporation is entitled to indemnification under this section shall order indemnification and award to the person the expenses incurred in securing the indemnification.

Subject to the aforegoing, expenses incurred by any such person in defending a civil or criminal action, suit or proceeding, subject to the terms and conditions of this Article IX, shall be paid by the Corporation on an ongoing basis as billed in advance of the final disposition of such action, suit or proceeding, to the maximum extent permitted by law. Notwithstanding any subsequent alteration, amendment or repeal of this Article IX, the rights to indemnification and to payments created by this Article IX shall apply to (a) any claims made or asserted at any time while this Article IX is in effect and (b) any claims based on or arising from any act, omission or event occurring at any time while this Article IX is in effect

The Corporation may, at the discretion of the Board of Directors, purchase and maintain insurance, at its expense, and to indemnify any person against any judgment, fine, amount paid in settlement or other liability, if the Corporation would have the power to so indemnify such person under the Texas Business Organizations Code.

Article X

Amendments

These Bylaws may be altered, amended or repealed at any meeting of the Board of Directors at which a quorum is present, by the affirmative vote of the majority of the directors present at such meeting.

June 29, 2015